Houlihan Lokey Reports Fiscal Year and Fourth Quarter 2016 Financial Results

– Fiscal Year 2016 Record Revenue of $694 Million, up 2% Year-Over-Year –

– GAAP Fiscal Year 2016 Diluted EPS of $1.10 and
Adjusted Fiscal Year 2016 Diluted EPS of $1.46 –

– Fourth Quarter Revenue of $184 Million –

– GAAP Fourth Quarter Diluted EPS of $0.35 and
Adjusted Fourth Quarter Diluted EPS of $0.43 –

– Increased Dividend by 13% to $0.17 per-Share for the First Quarter of Fiscal Year 2017 –

LOS ANGELES and NEW YORK - May 18, 2016 - Houlihan Lokey, Inc. (NYSE: HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its fiscal year and fourth quarter ended March 31, 2016. For the fiscal year ended March 31, 2016, total revenue was a record $694 million, an increase of 2% as compared with $681 million for the fiscal year ended March 31, 2015. Total revenue for the fourth quarter was $184 million as compared with $186 million for the fourth quarter of last year.
On a GAAP basis, net income was $70 million, or $1.10 per diluted share, for fiscal year 2016, compared with $80 million, or $1.33 per diluted share, in the prior year. GAAP net income was $23 million, or $0.35 per diluted share, for the quarter ended March 31, 2016, compared with $25 million, or $0.41 per diluted share, in the fourth quarter of the prior year.
Adjusted net income increased 15% to $93 million, or $1.46 per diluted share, for fiscal year 2016, compared with $81 million, or $1.35 per diluted share, in the prior year. Adjusted net income for the fourth quarter increased 12% to $28 million, or $0.43 per diluted share, compared with $25 million, or $0.41 per diluted share, in the prior year period.
“Fiscal 2016 was another record year at Houlihan Lokey with all three of our product lines contributing solid results. As a result of a record number of mandates in corporate finance, a more attractive financial restructuring market relative to prior years and a meaningful expansion of our financial staff, we remain confident that we are well positioned to grow our business and deliver enhanced results in our ongoing efforts to build shareholder value,” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

GAAP and Adjusted Selected Financial Data
(Unaudited and in thousands, except share and per-share data)

	U.S. GAAP		Adjusted
	Twelve Months Ended March 31,
	2016	2015	2016	2015
Fee revenue	$693,765	$680,872	$693,765	$680,872
Operating expenses:
Employee compensation and benefits	461,609	475,100	447,109	474,344
Non-compensation expenses	105,756	77,118	89,330	76,612
Total operating expenses	567,365	552,218	536,439	550,956
Operating income	126,400	128,654	157,326	129,916
Other income (expense), net	(770)	3,481	(488)	3,342
Income before provision for income taxes	125,630	132,135	156,838	133,258
Provision for income taxes	55,863	52,196	64,012	52,293
Net income	69,767	79,939	92,826	80,965
Net income (loss) attributable to noncontrolling interest	(26)	(58)	—	—
Net income attributable to Houlihan Lokey, Inc.	$69,741	$79,881	$92,826	$80,965

Diluted Net income per share of common stock	$1.10	$1.33	$1.46	$1.35

	U.S. GAAP		Adjusted
	Three Months Ended March 31,
	2016	2015	2016	2015
Fee revenue	$183,596	$186,468	$183,596	$186,468
Operating expenses:
Employee compensation and benefits	120,683	128,540	114,663	128,540
Non-compensation expenses	21,416	17,323	21,416	17,323
Total operating expenses	142,099	145,863	136,079	145,863
Operating income	41,497	40,605	47,517	40,605
Other income (expense), net	(664)	366	(664)	366
Income before provision for income taxes	40,833	40,971	46,853	40,971
Provision for income taxes	18,053	16,186	19,069	16,186
Net income	22,780	24,785	27,784	24,785
Net income (loss) attributable to noncontrolling interest	—	(13)	—	—
Net income attributable to Houlihan Lokey, Inc.	$22,780	$24,772	$27,784	$24,785

Diluted Net income per share of common stock	$0.35	$0.41	$0.43	$0.41

Note: The adjusted columns represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Revenues

For fiscal year 2016, total fee revenue was $694 million, 2% higher than the total fee revenue for fiscal year 2015. For fiscal year 2016, Corporate Finance (“CF”) revenues increased 1%, Financial Restructuring (“FR”) revenues declined (3%), and Financial Advisory Services (“FAS”) revenues increased 14% when compared with fiscal year 2015.
For the fourth quarter ended March 31, 2016, total fee revenue was $184 million compared to $186 million in the fourth quarter of fiscal year 2015. For the quarter, CF revenues declined (11%), FR revenues increased 10%, and FAS revenues increased 3% when compared with the fourth quarter ended March 31, 2015.
Expenses

Our employee compensation and benefits during the periods presented and discussed below are on an adjusted and an adjusted awarded basis, and our non-compensation expenses are also on an adjusted basis. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

(Unaudited and in thousands)

	U.S. GAAP		Adjusted
	Twelve Months Ended March 31,
	2016	2015	2016	2015
Expenses:
Employee compensation and benefits	$461,609	$475,100	$447,109	$474,344
% of Revenues	66.5%	69.8%	64.4%	69.7%
Non-compensation expenses	$105,756	$77,118	$89,330	$76,612
% of Revenues	15.2%	11.3%	12.9%	11.3%
Total operating expenses	$567,365	$552,218	$536,439	$550,956
% of Revenues	81.8%	81.1%	77.3%	80.9%

Adjusted awarded employee compensation and benefits			$464,366	$481,482
% of Revenues			66.9%	70.7%

	U.S. GAAP		Adjusted
	Three Months Ended March 31,
	2016	2015	2016	2015
Expenses:
Employee compensation and benefits	$120,683	$128,540	$114,663	$128,540
% of Revenues	65.7%	68.9%	62.5%	68.9%
Non-compensation expenses	$21,416	$17,323	$21,416	$17,323
% of Revenues	11.7%	9.3%	11.7%	9.3%
Total operating expenses	$142,099	$145,863	$136,079	$145,863
% of Revenues	77.4%	78.2%	74.1%	78.2%

Adjusted awarded employee compensation and benefits			$120,494	$134,293
% of Revenues			65.6%	72.0%

Total adjusted operating expenses improved to $536 million for fiscal year 2016, compared with $551 million for fiscal year 2015. Adjusted employee compensation and benefits expenses decreased (6%) to $447 million for fiscal year 2016, as compared with $474 million for fiscal year 2015. The reduction in adjusted employee compensation and benefits expenses was due to our change on October 1, 2015 from a revenue sharing model that historically approximated an awarded compensation ratio of between 67% and 71% to a target adjusted awarded compensation ratio of between 65% and 66%. This resulted in an adjusted awarded compensation ratio of 67% for fiscal year 2016, versus 71% for fiscal year 2015.
Adjusted non-compensation expenses were $89 million for fiscal year 2016, compared with $77 million for fiscal year 2015. The increase in adjusted non-compensation expenses was primarily a result of (i) planned increases in non-compensation expenses as a result of being a public company, and (ii) increases in general operating expenses associated with the significant expansion of the Company’s financial staff.
Total adjusted operating expenses were $136 million for the fourth quarter of fiscal year 2016, a decrease of (7%) when compared with $146 million in adjusted operating expenses for the fourth quarter of fiscal year 2015. Adjusted employee compensation and benefits expenses were $115 million for the fourth quarter fiscal year 2016, compared with $129 million for the same three-month period a year ago. The decrease in adjusted employee compensation and benefits expenses was primarily the result of our change on October 1st from a revenue sharing model to a target adjusted awarded compensation ratio. This resulted in an adjusted awarded compensation ratio of 66% for the fourth quarter of fiscal year 2016, versus 72% for the fourth quarter last year.
Non-compensation expenses were $21 million in the fourth quarter of fiscal year 2016, compared with $17 million in the prior year period. The increase in non-compensation expenses was primarily a result of (i) planned increases in non-compensation expenses as a result of being a public company, and (ii) increases in general operating expenses associated with the significant expansion of the Company’s financial staff.
Segment Reporting for the Fourth Quarter
For the fourth quarter ended March 31, 2016, Corporate Finance revenue was $79 million as compared with $89 million during the same period last year. Revenues were impacted quarter-over-quarter primarily as a result of a reduction in the number of closed transactions given challenging market conditions in the first half of the quarter. CF closed 40 transactions in the fourth quarter, versus 49 transactions in the same quarter last year. Segment profit equaled $24 million for the three months ended March 31, 2016, compared with $34 million for the three months ended March 31, 2015. Profitability was affected due to the corresponding decrease in revenues and higher non-compensation expenses for the quarter, which was partially offset by our change on October 1st to a target adjusted awarded compensation ratio of between 65% and 66%, as described above.

(Unaudited and in $ thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015
Corporate Finance
Revenues	$79,329	$89,352	$371,790	$367,632
Segment Profit¹	24,292	33,611	103,447	101,266
# of MDs	89	65	89	65
# of Closed Transactions	40	49	162	164
For the fourth quarter ended March 31, 2016, Financial Restructuring revenue was $72 million, compared with $66 million during the prior year period. The growth in revenues was primarily driven by a higher number of transaction closings. FR closed 23 transactions in the fourth quarter versus 18 transactions in the same quarter last year. Segment profit was $20 million for the three months ended March 31, 2016, compared with $12 million for the three months ended March 31, 2015. The increase in profitability was a result of (i) the corresponding increase in revenues, and (ii) our change on October 1st to a target adjusted awarded compensation ratio of between 65% and 66%, as described above.
(Unaudited and in $ thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015
Financial Restructuring
Revenues	$72,204	$65,851	$202,343	$207,909
Segment Profit¹	20,482	12,033	54,950	52,246
# of MDs	42	40	42	40
# of Closed Transactions	23	18	58	62
For the fourth quarter ended March 31, 2016, Financial Advisory Services revenue was $32 million, compared with $31 million in the prior year period. Strong quarter revenues for FAS reflect (i) continued strong performance for transaction based products despite weakness in the overall M&A markets, and (ii) continued strength in non-transaction based products. Segment profit equaled $10 million for the three months ended March 31, 2016, compared with $8 million for the three months ended March 31, 2015. The increase in profitability was a result of (i) the corresponding increase in revenues, and (ii) our change on October 1st to a target adjusted awarded compensation ratio of between 65% and 66%, as described above. FAS generated 538 fee events in the fourth quarter, versus 532 fee events during the same quarter last year.
(Unaudited and in $ thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015
Financial Advisory Services
Revenues	$32,063	$31,265	$119,632	$105,331
Segment Profit¹	9,528	8,159	30,313	24,344
# of MDs	34	32	34	32
# of Fee Events²	538	532	1,179	1,046

1.
We adjust the compensation expense for a business segment in situations where an employee assigned to one business segment is performing work in another business segment and we want to adequately reflect the compensation expense in the business segment where the revenue is being booked.

2.	A Fee Event includes any engagement that involves revenue activity during the measurement period.

Balance Sheet and Capital Allocation
The Board of Directors of the Company declared a regular quarterly cash dividend of $0.17 per-share of Class A and Class B common stock. The dividend will be payable on June 15, 2016 to stockholders of record as of the close of business on June 3, 2016.
As of March 31, 2016, the Company had $194 million of cash and equivalents (including our receivable from affiliates), and loans payable and a seller note relating to the Leonardo acquisition aggregating $77 million, resulting in net cash (cash and cash equivalents net of loans payable and seller note) of $117 million.
Investor Conference Call and Webcast
The Company will host a conference call and live webcast at 5:00 p.m. Eastern Daylight Time on Wednesday, May 18, 2016, to discuss its 2016 fiscal year and fourth quarter results. The number to call is 1-877-548-7901 (domestic) or 1-719-325-4750 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available on May 18, 2016 through May 25, 2016, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the passcode 8721447#. A replay of the webcast will be archived and available on the Company’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
Adjusted net income, total and on a per-share basis, and adjusted operating expenses are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income and adjusted operating expenses remove the significant accounting impact of one-time charges associated with the Company’s IPO and other matters, as set forth in the tables at the end of this release.
Adjusted net income and adjusted operating expenses as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted operating expenses, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey
Houlihan Lokey (NYSE: HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, valuation, financial restructuring, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of our commitment to client success across our advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions, the No. 1 global M&A fairness opinion advisor over the past 15 years, and the No. 1 global restructuring advisor, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information:

Investor Relations: 212-331-8225 IR@HL.com	OR	Public Relations: 212-331-8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(Unaudited and in thousands)

	March 31, 2016	March 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$166,169	$88,662
Accounts receivable, net of allowance for doubtful accounts	58,100	57,488
Unbilled work in process	51,300	42,547
Income taxes receivable	7,204	—
Investments in unconsolidated entities	—	12,666
Receivable from affiliates	27,408	327,921
Property and equipment—at cost, net of accumulated depreciation	21,701	16,489
Goodwill and other intangibles	717,368	652,806
Other assets	21,634	31,269
Total assets	$1,070,884	$1,229,848
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$254,058	$301,285
Accounts payable and accrued expenses	34,400	37,190
Deferred income	5,547	3,064
Income taxes payable	—	9,760
Deferred income taxes	37,288	41,453
Loan payable to affiliate	45,000	—
Loans payable to former shareholders	16,738	—
Loan payable to non-affiliate	14,882	—
Other liabilities	9,416	11,208
Total liabilities	417,329	403,960
Redeemable noncontrolling interest	2,395	1,382
Commitments and contingencies
Stockholders' equity:
Common stock, $0.10 par value. Authorized 2,500,000 shares; issued and outstanding 587,866 shares	—	59
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 12,084,524 shares	12	—
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 53,239,440 shares	53	—
Additional paid-in capital	637,332	670,182
Retained earnings	28,623	170,929
Accumulated other comprehensive loss	(14,613)	(11,338)
Stock subscription receivable	(247)	(7,135)
Total equity attributable to Houlihan Lokey, Inc.	651,160	822,697

Noncontrolling interest	—	1,809
Total stockholders' equity	651,160	824,506
Total liabilities and stockholders' equity	$1,070,884	$1,229,848

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per-share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015
Fee revenue	$183,596	$186,468	$693,765	$680,872

Operating expenses:
Employee compensation and benefits	120,683	128,540	461,609	475,100
Travel, meals, and entertainment	4,058	4,516	20,955	17,928
Rent	7,086	5,748	26,459	24,253
Depreciation and amortization	2,433	1,322	7,499	5,508
Information technology and communications	4,487	3,859	16,017	14,013
Professional fees	1,899	2,167	20,687	5,563
Other operating expenses	1,168	663	11,601	7,826
Provision (recovery) for bad debts	285	(952)	2,538	2,027
Total operating expenses	142,099	145,863	567,365	552,218

Operating income	41,497	40,605	126,400	128,654

Other income (expense), net	(664)	366	(770)	3,481
Income before provision for income taxes	40,833	40,971	125,630	132,135

Provision for income taxes	18,053	16,186	55,863	52,196
Net income	22,780	24,785	69,767	79,939

Net income attributable to noncontrolling interests	—	(13)	(26)	(58)
Net income attributable to Houlihan Lokey, Inc.	$22,780	$24,772	$69,741	$79,881

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	59,347,798	57,377,035	59,044,981	57,134,305
Fully Diluted	65,323,743	60,310,079	63,475,903	60,135,375
Net income per share of common stock
Basic	$0.38	$0.43	$1.18	$1.40
Fully Diluted	$0.35	$0.41	$1.10	$1.33

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except share and per share data)

	Three months ended March 31, 2016
	GAAP	Adj.		Adjusted	Adj.		Adj. Awarded
Fee revenue	$183,596	—		$183,596
Operating expenses:
Employee compensation and benefits	120,683	(6,020)	(a)	114,663	5,831	(d)	120,494
Non-compensation expenses	21,416	—		21,416
Total operating expenses	142,099	(6,020)		136,079
Operating income	41,497	6,020		47,517
Other income (expense), net	(664)	—		(664)
Income before provision for income taxes	40,833	6,020		46,853
Provision for income taxes	18,053	1,016	(b)	19,069
Net income	22,780	5,004		27,784
Net income (loss) attributable to noncontrolling interest	—	—		—
Net income attributable to Houlihan Lokey, Inc.	22,780	5,004		27,784

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	59,347,798			59,347,798
Fully Diluted	65,323,743			65,323,743
Net income per share of common stock
Basic	$0.38			$0.47
Fully Diluted	$0.35			$0.43

	Three months ended March 31, 2015
	GAAP	Adj.		Adjusted	Adj.		Adj. Awarded
Fee revenue	$186,468	—		$186,468
Operating expenses:
Employee compensation and benefits	128,540	—		128,540	5,753	(d)	134,293
Non-compensation expenses	17,323	—		17,323
Total operating expenses	145,863	—		145,863
Operating income	40,605	—		40,605
Other income (expense), net	366	—		366
Income before provision for income taxes	40,971	—		40,971
Provision for income taxes	16,186	—		16,186
Net income	24,785	—		24,785
Net income (loss) attributable to noncontrolling interest	(13)	13	(c)	—
Net income attributable to Houlihan Lokey, Inc.	24,772	13		24,785

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	57,377,035			57,377,035
Fully Diluted	60,310,079			60,310,079
Net income per share of common stock
Basic	$0.43			$0.43
Fully Diluted	$0.41			$0.41
____________________________

(a)	Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture ($6,020 in FY2016).

(b)	Normalizes quarter to an adjusted effective tax rate of 40.7%.

(c)	Includes adjustments relating to previous ownership agreements (($13) in FY2015).

(d)
Adjustment includes the normal year end grants of deferred stock that were made during the quarter ($10,455 in FY2016 and $10,250 in FY2015), less the vesting of grants that were made in prior year periods and vested during the quarter (($4,624) in FY2016 and ($4,497) in FY2015).

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except share and per-share data)

	Twelve months ended March 31, 2016
	GAAP	Adj.		Adjusted	Adj.		Adj. Awarded
Fee revenue	$693,765	—		$693,765
Operating expenses:
Employee compensation and benefits	461,609	(14,500)	(a)	447,109	17,257	(e)	464,366
Non-compensation expenses	105,756	(16,426)	(b)	89,330
Total operating expenses	567,365	(30,926)		536,439
Operating income	126,400	30,926		157,326
Other income (expense), net	(770)	282	(c)	(488)
Income before provision for income taxes	125,630	31,208		156,838
Provision for income taxes	55,863	8,149		64,012
Net income	69,767	23,059		92,826
Net income (loss) attributable to noncontrolling interest	(26)	26	(d)	—
Net income attributable to Houlihan Lokey, Inc.	69,741	23,085		92,826

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	59,044,981			59,044,981
Fully Diluted	63,475,903			63,475,903
Net income per share of common stock
Basic	$1.18			$1.57
Fully Diluted	$1.10			$1.46

	Twelve months ended March 31, 2015
	GAAP	Adj.		Adjusted	Adj.		Adj. Awarded
Fee revenue	$680,872	—		$680,872
Operating expenses:
Employee compensation and benefits	475,100	(756)	(a)	474,344	7,138	(e)	481,482
Non-compensation expenses	77,118	(506)	(b)	76,612
Total operating expenses	552,218	(1,262)		550,956
Operating income	128,654	1,262		129,916
Other income (expense), net	3,481	(139)	(c)	3,342
Income before provision for income taxes	132,135	1,123		133,258
Provision for income taxes	52,196	97		52,293
Net income	79,939	1,026		80,965
Net income (loss) attributable to noncontrolling interest	(58)	58	(d)	—
Net income attributable to Houlihan Lokey, Inc.	79,881	1,084		80,965

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	57,134,305			57,134,305
Fully Diluted	60,135,375			60,135,375
Net income per share of common stock
Basic	$1.40			$1.42
Fully Diluted	$1.33			$1.35
____________________________

(a)
Consists of pre-IPO Grant Vesting, including grants re-awarded following forfeiture ($15,275 in FY2016), and adjustments relating to previous ownership agreements (($775) in FY2016 and $756 in FY2015).

(b)
Includes IPO-related costs ($12,783 in FY2016), other acquisition-related costs ($2,637 in FY2016 and $453 in FY2015), and adjustments relating to previous ownership agreements ($1,006 in FY2016 and $53 in FY2015).

(c)	Includes adjustments relating to previous ownership agreements (($282) in FY2016 and $139 in FY2015).

(d)	Includes adjustments relating to previous ownership agreements (($26) in FY2016 and ($58) in FY2015).

(e)
Adjustment includes the normal year end grants of deferred stock that were made during the fiscal year ($38,602 in FY2016 and $26,000 in FY2015), less the vesting of grants that were made in prior year periods and vested during the fiscal year (($21,345) in FY2016 and ($18,862) in FY2015).